Exhibit 99.1

Education Funding Capital Trust-III

Statements to Noteholders

October 31, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:			October 31, 2003

	Principal	Interest	Carryover Interest
Series 2003A-1	—	—	—
Series 2003A-2	—	—	—
Series 2003A-3	—	—	—
Series 2003A-4	—	—	—
Series 2003A-5	—	—	—
Series 2003A-6	—	—	—
Series 2003A-7	—	—	—
Series 2003A-8	—	—	—
Series 2003B-1	—	—	—

	—	—	—

Information on Each Series of Notes as of:				October 31, 2003

	Outstanding Principal	Pool Factor	Effective Interest Rate	Carryover Interest
LIBOR Floaters (3-month LIBOR):
Series 2003A-1	77,500,000.00	1.0000000	1.17983%	N/A
Series 2003A-2	118,500,000.00	1.0000000	1.23983%	N/A
Series 2003A-3	319,000,000.00	1.0000000	1.40983%	N/A
Auction Rate Notes (28-day ARS):
Series 2003A-4	100,000,000.00	1.0000000	1.13000%	—
Series 2003A-5	83,750,000.00	1.0000000	1.13000%	—
Series 2003A-6	83,750,000.00	1.0000000	1.13000%	—
Series 2003A-7	83,750,000.00	1.0000000	1.13000%	—
Series 2003A-8	83,750,000.00	1.0000000	1.13500%	—
Series 2003B-1	50,000,000.00	1.0000000	1.25000%	—

	1,000,000,000.00			—

Education Funding Capital Trust-III

Statements to Noteholders

October 31, 2003

(per Section 11.04)

Value of the Trust Estate as of:	October 31, 2003

Principal Balance of Financed Student Loans	936,269,431.84
Accrued Interest on Financed Student Loans	3,407,212.14
Cash and Investment Balance	35,172,328.96
Accrued Interest on Cash and Investments	1,047.75

974,850,020.69

Accrued Interest and Fees with respect to the Notes	38,018.37

Pool Balance	936,269,431.84

Parity Percentage	97.48%

Senior Parity Percentage	102.61%

Rollforward of Indenture Funds during month ended:					October 31, 2003

	Distribution Account	Collection Account	Acquisition Account	Reserve Account	Capitalized Interest Account
Beginning Balance	—	—	—	10,000,000.00	10,000,000.00
Withdrawals	—	—	(952,347,697.08)	—	—
Deposits	—	—	977,080,000.00	—	—

Ending Balance	—	—	24,732,302.92	10,000,000.00	10,000,000.00

Amounts allocated during month ended:	October 31, 2003

Servicing fees	—
Administration fee	—
Auction agent fee	—
Broker dealer fee	—
Calculation agent fee	—
Trustee fee	—

—

Activity on Financed Student Loans during month ended:	October 31, 2003

Recoveries of Principal	282,869.61

Recoveries of Interest	81,898.43

Acquisitions of Financed Student Loans	936,530,086.46

Sales of Financed Student Loans	—

Initial federal reimbursement claims	14,273.49

Rejected federal reimbursement claims	—

Note: Claim Filed relates to a borrower whose paperwork for permanent disability was received on 10/31/03 subsequent to the loan transfer.

Education Funding Capital Trust-III

Statements to Noteholders

Portfolio Statistics

October 31, 2003

(per Section 11.04)

	Number of Borrowers	Outstanding Balance		ABI
		Dollars	Percentage
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment – Current	28,564	693,192,370	74.04%	24,268
Repayment – Delinquent	2,992	80,077,703	8.55%	26,764
Forbearance	1,419	52,804,305	5.64%	37,212
Deferment	3,349	110,195,054	11.77%	32,904

Total Repayment	36,324	936,269,432	100.00%	25,776

Total Portfolio	36,324	936,269,432	100.00%	25,776

Breakdown of Delinquent:
11 – 30 days	1,707	43,466,853	4.64%	25,464
31 – 60 days	878	24,666,989	2.63%	28,095
61 – 90 days	406	11,929,587	1.27%	29,383
91 – 120 days	0	0	0.00%	0
121 – 150 days	0	0	0.00%	0
151 – 180 days	0	0	0.00%	0
181 – 210 days	0	0	0.00%	0
211 – 240 days	0	0	0.00%	0
241 – 270 days	0	0	0.00%	0
Over 270 days	0	0	0.00%	0
Claim Filed	1	14,273	0.00%	14,273

Total Delinquent	2,992	80,077,703	8.55%	26,764

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	36,324	936,269,432	100.00%	25,776

Total	36,324	936,269,432	100.00%	25,776

Note: Claim Filed relates to a borrower whose paperwork for permanent disability was received on 10/31/03 subsequent to the loan transfer.